                                                                    EXHIBIT 99.2

                             SAGENT TECHNOLOGY, INC,

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


The Company completed its acquisition of Sagent UK LTD on June 11, 1999.

The accompanying unauditied pro forma combined condensed balance sheet combines the historical financial statements of Sagent Technology, Inc. and the balance sheet of Sagent UK LTD as if the acquisition occurred on March 31, 1999.

The accompanying unaudited pro forma combined condensed statement of operations for the three months ended March 31, 1999 includes the historical statement of operations of Sagent Technology, Inc. for the three months ended March 31, 1999 and the historical statement of operations of Sagent UK LTD for the three months ended March 31, 1999 as if the acquisition occurred on January 1, 1999.

The accompanying unaudited pro forma combined condensed statement of operations for the year ended December 31, 1998 includes the historical statement of operations of Sagent Technology, Inc. for the year ended December 31, 1998 and the historical statement of operations of Sagent UK LTD for the year ended December 31, 1998 as if the acquisition occurred on January 1, 1998.

The unaudited pro forma combined condensed statements of operations give effect to the acquisition using the purchase method of accounting, and are based on allocation of the purchase price and include the adjustments described in the notes there to.

The unaudited pro forma combined condensed financial statements do not purport to represent what the Company's results of operations had the acquisition occurred on the date indicated or in any future period or date. The proforma adjustments give effect to available information and assumptions that the Company believes are reasonable. The unaudited pro forma combined condensed financial statements should be read in conjunction with the Company's historical financials statements and the financial statements of Sagent UK limited and the notes thereto included or incorporate elsewhere herein.

                             SAGENT TECHNOLOGY, INC.
                            PRO FORMA BALANCE SHEETS
                              AS OF MARCH 31, 1999
                        (in thousands, except share data)
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                                Pro Forma      Pro Forma
                                                              Sagent           Sagent UK       Adjustments      Consolidated
                                                              ------           ---------       -----------      ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                  $  3,261          $     11          $     --       $  3,272
  Accounts receivable, net                                      5,704               142           (120) [1]        5,726
  Other current assets                                          1,402                67            (33) [2]        1,436
                                                             --------          --------          -----          --------
     Total current assets                                      10,367               220           (153)           10,434

Other asset                                                     6,010               120            457  [3]        6,587
                                                             --------          --------          -----          --------
     Total  assets                                           $ 16,377          $    340          $ 304          $ 17,021
                                                             ========          ========          =====          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                           $  1,497          $    291          $(120)[1]      $  1,668
  Accrued liabilities                                           4,602               392                            4,994
  Deferred revenue                                              1,859                81                            1,940
  Obligations under capital leases                              1,073                --             --             1,073
                                                             --------          --------         ------          --------
     Total current liabilities                                  9,031               764           (120)            9,675

Long-term portions of capital lease obligations                 5,208                --             --             5,208
                                                             --------          --------         ------          --------
     Total liabilities                                         14,239               764           (120)           14,883
STOCKHOLDERS' EQUITY:
  Convertible preferred stock, par value $.001
     per share:
     Authorized: 15,556 in 1999 and 1998
     Issued and outstanding: 14,544 in 1999 and 1998               15                --             --                15
  Common stock, par value $.001 per share:
     Authorized:  25,000 in 1999 and 1998
     Issued and outstanding: 4,545 in 1999 and
     4,125 shares in 1998                                           5                 2             (2)[3]             5
  Additional paid-in capital                                   33,342                 1             (1)[3]        33,342
  Notes receivable from stockholders                           (1,655)                              --            (1,655)
  Cumulative translation adjustment                                87                (9)             9 [2][3]         87
  Accumulated deficit                                         (29,656)             (418)           418           (29,656)
                                                             --------          --------          -----          --------
         Total stockholders' equity                             2,138              (424)           424             2,138
                                                             --------          --------          -----          --------

     Total liabilities and stockholders' equity              $ 16,377          $    340          $ 304          $ 17,021
                                                             ========          ========          =====          ========

Description of pro forma adjustments:

[1] To eliminate Sagent's intercompany accounts receivable due from Sagent UK and Sagent UK's accounts payable due to Sagent.

[2]  To eliminate profit in Sagent UK inventory.

[3] To eliminate Sagent's investment in Sagent UK, record goodwill and eliminate Sagent U.K.'s equity.

                             SAGENT TECHNOLOGY, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THREE MONTHS ENDED MARCH 31,1999
                      (In thousands, except per share data)
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                            Pro Forma      Pro Forma
                                          Sagent          Sagent UK         Adjustments   Consolidated
                                          -------          -------          -----------   ------------

Total revenues, net                       $ 6,500          $   169            $(120)[1]        5,549
                                          -------          -------          -------          -------

Total cost of revenues                      1,041              190             (120)[1]        1,111
                                          -------          -------          -------          -------

Gross Profit                                5,459              (21)              --            5,438
                                          -------          -------          -------          -------
Operating Expenses:
   Sales and marketing                      3,799              149               --            3,947
   Research and development                 1,597               --               --            1,597
   General and Administrative                 950              184              119[2]         1,254
                                          -------          -------          -------          -------
         Total operating expenses           6,346              333              119            6,798

Loss from operations                         (887)            (354)            (119)          (1,360)
                                          -------          -------          -------          -------
Interest expense/income                       (72)               1               --              (71)
                                          -------          -------          -------          -------
Net loss before income taxes                 (959)            (353)            (119)          (1,431)
                                          -------          -------          -------          -------
Provision for income taxes                     72               --               --               72
Net loss                                  $(1,031)         $  (353)         $  (119)         $ 1,503
                                          =======          =======          =======          =======


Basic  net loss per share                 $ (0.34)                                           $ (0.34)
                                          =======                                            =======
Number of shares used in
  calculation of basic net                  4,313                               147            4,460
  loss per share

Diluted  net loss per share               $  (.26)                              147          $ (0.36)
                                          =======                           =======          =======
Number of shares used in
  calculation of diluted  net
  loss per share                            4,017                                              4,160

Description of pro forma adjustments:

[1] To eliminate intercompany revenues and costs of revenues related to sales by Sagent to Sagent UK.

[2]  To record amortization of goodwill.

                             SAGENT TECHNOLOGY, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                    FOR THE 12 MONTHS ENDED DECEMBER 31,1998
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                             Pro Forma        Pro Forma
                                          Sagent           Sagent UK         Adjustments      Consolidated
                                          --------          --------          --------          --------

Total revenues, net                       $ 17,043          $    910             $(308)[1]        17,645
                                          --------          --------          --------          --------

Total cost of revenues                       5,066               554              (319)[1][2]      5,301
                                          --------          --------          --------          --------

Gross Profit                                11,977               356               (11)           12,344
                                          --------          --------          --------          --------
Operating Expenses:
   Sales and marketing                      12,037               359                --            12,396
   Research and development                  6,013                --                --             5,013
   General and Administrative                5,186                62               475[3]          5,723
   Acquired in-process technology            2,425                --                --             2,425
                                          --------          --------          --------          --------
         Total operating expenses           25,661               421               475            26,557

Loss from operations                       (13,684)              (65)             (464)          (14,213)
                                          --------          --------          --------          --------
Other expense                                  (17)               (2)               --               (19)
                                          --------          --------          --------          --------
Net loss                                  $(13,701)         $    (67)         $   (464)         $(14,232)
                                          ========          ========          ========          ========

Basic net loss per share                  $  (3.47)                                             $  (3.47)
                                          ========                                              ========
Number of shares used in
  calculation of basic net
  loss per share                             3,951                                 146             4,097

Diluted net loss per share                $  (3.68)                                             $  (3.68)
                                          ========                                              ========
Number of shares used in
  calculation of diluted net
  loss per share                             3,722                                 146             3,868


Description of pro forma adjustments:

[1] To eliminate intercompany revenues and costs of revenues related to sales by Sagent to Sagent UK.

[2]  To eliminate profit in Sagent UK cost of goods.

[3]  To record amortization of goodwill.